UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 18, 2009

Cameron International Corporation
______________________________________________
(Exact Name of Registrant as Specified in its Charter)

Delaware ___________________ (State or Other Jurisdiction of Incorporation)	1-13884 _________________ (Commission File Number)	76-0451843 ___________________ (I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas ________________________________________	77027 _______________
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 513-3300

Not Applicable
_______________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01     Other Events.

On June 18, 2009, Cameron notified holders of its 1.50% Convertible Senior Debentures due 2024 (CUSIP Nos. 216640AE2 and 216640AD4) (the “Notes”) that it is exercising its right to redeem for cash all of the outstanding Notes in an aggregate principal amount of $131,098,000.  The Notes will be redeemed on July 20, 2009 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest up to, but not including, the redemption date.  The redemption is being made solely pursuant to the Notice of Redemption dated June 18, 2009, which will be delivered to the holders of the Notes by U.S. Bank National Association, the trustee under the indenture governing the Notes (the “Indenture”).

The Notes may be converted at any time prior to 5:00 p.m., New York City time, on July 17, 2009 in accordance with the terms set forth in the Indenture and the Notes.  Questions regarding the redemption or requests for copies of the Notice of Redemption should be directed to the trustee at U.S. Bank National Association, Corporate Trust Services, 1349 W. Peachtree Street, Suite 1050, Atlanta, GA, 30309, Attn: Jack Ellerin, (404) 898-8830.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION
By: /s/ William C. Lemmer
William C. Lemmer
Senior Vice President and General Counsel

Date: June 18, 2009